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                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                              ADOPTED JULY 1, 2004
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                                TABLE OF CONTENTS

Things You Need to Know to Use This Code

Section I (Applies to all personnel)
     A. General Principles
     B. Gifts to or from Brokers or Clients
     C. Service on the Board or as an Officer of Another Company
     D. Excessive trading or Market Timing

Section II (Applies to Access Persons and Investment Persons)
     A.   Reporting Requirements
          1. Initial Holdings Reports.
          2. Quarterly Transaction Reports.
          3. Annual Holdings Reports.
          4. Duplicate Confirmation Statements.

     B.   Transaction Restrictions
          1.   Restrictions applicable to Access Persons
               a. Preclearance
               b. Black-Out Periods
               c. Initial Public Offerings and Private Placements
          2.   Restrictions applicable to Investment Persons
               a. Prohibition on Short-Term Trading
               b. Prohibition on Front-Running
          3.   Exemptions
               a. Preclearance
               b. Complete Exemptions
               c. WCM Sub-Advised Funds Exemption
               d. Large Cap Stock Exemption

Section III
     Definitions
          o   Access Person
          o   Beneficial Ownership
          o   Code Officer
          o   Covered Security
          o   Family/Household
          o   Investment Person

Form A - Initial Holdings Report
Form B - Quarterly Personal Transactions and Brokerage Account Report Form C - Annual Certification of Compliance and Inventory Report
Form D - Preclearance Transaction Form

     This is the Code of Ethics (the "Code") of Westfield Capital Management Company, LLC ("WCM").

THINGS YOU NEED TO KNOW TO USE THIS CODE

     1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code in Section III.

     2. To understand what parts of this Code apply to you, you need to know whether you are an ACCESS PERSON OR AN INVESTMENT PERSON. These terms are defined in Section III of this Code. If you don't know, ask the CODE OFFICER, KAREN DIGRAVIO.

     3.   This Code has three sections:

          1.   Section I-- Applies to All Personnel
          2.   Section II-- Applies to ACCESS PERSONS and INVESTMENT PERSONS
          3.   Section III-- Definitions

     4. There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can also get copies of the Reporting Forms from the CODE OFFICER.

     5. If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.

     6. By SEC rule, all the members of WCM's board are ACCESS PERSONS INCLUDING THOSE BOARD MEMBERS WHO ARE NOT EMPLOYEES OF WCM. However,
          Section II.B.1 and Section II.B.2 of the Code are not applicable to board members who are not employees of WCM.

     7. The CODE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

          i. WCM expects that waivers will be granted only in rare instances, and documented on file; and

          ii. Some provisions of the Code that are mandated by SEC rule cannot be waived.

     8. The CODE OFFICER shall report to Westfield's Board of Directors at the next meeting following the deadline for receipt of annual reports of holdings or quarterly reports of securities transactions, the results of her review of such reports, and any apparent violation of the reporting requirements.

     9.   The CODE  OFFICER  shall  perform  sample  testing  on each  quarterly
          securities   transactions  report  submission  for  randomly  selected
          employees.

     10. The WCM Board of Directors shall consider reports made to it and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed. The Board shall review the operations of this Code at least annually or as dictated by changes in applicable law or regulation. This Code shall be governed by Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Adviser Acts of 1940, as amended.

     11. This Code, a copy of each Personal Securities Holdings Report and each transactions report by the parties covered in the Code, together with any written report prepared by the CODE OFFICER and lists of all persons required to make reports hereunder, shall be preserved with Westfield for the period required by Rule 17j-1 under the Investment Company Act of 1940.

                                 *          *          *

SECTION I

A.   GENERAL PRINCIPLES

     The following general principles apply to ALL PERSONNEL, INCLUDING ALL BOARD MEMBERS.

     1. WCM is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for WCM or its personnel to use for their own benefit (or the benefit of anyone other than the client) information about WCM's trading or recommendations for client accounts; or

     2. Take advantage of investment opportunities that would otherwise be available for WCM's clients.

     3. As a matter of business policy, WCM wants to avoid the appearance that WCM, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

     4. WCM expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.

     5. WCM TREATS VIOLATIONS OF THIS CODE (INCLUDING VIOLATIONS OF THE SPIRIT OF THE CODE) VERY SERIOUSLY. IF YOU VIOLATE EITHER THE LETTER OR THE SPIRIT OF THIS CODE, WCM MIGHT IMPOSE PENALTIES OR FINES, CUT YOUR COMPENSATION, DEMOTE YOU, REQUIRE DISGORGEMENT OF TRADING GAINS, OR SUSPEND OR TERMINATE YOUR EMPLOYMENT.

     6. Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

     7. IF YOU HAVE ANY DOUBT OR UNCERTAINTY ABOUT WHAT THIS CODE REQUIRES OR PERMITS, YOU SHOULD ASK THE CODE OFFICER. PLEASE DON'T JUST GUESS AT THE ANSWER!

B. GIFTS TO OR FROM BROKERS OR CLIENTS - THIS APPLIES TO ALL PERSONNEL (INCLUDING ALL BOARD MEMBERS)

     1. No personnel may accept or receive on their own behalf or on behalf of WCM any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to WCM or its clients or place the recipient or WCM in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of firm personnel.

     2. No personnel may give on their own behalf or on behalf of WCM any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     3. In no event should gifts to or from any one business contact have a value that exceeds $100.

     4.   These   policies  are  not  intended  to  prohibit   normal   business
          entertainment.

C. SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY - THIS APPLIES TO ALL PERSONNEL (INCLUDING ALL BOARD MEMBERS)

     1. To avoid conflicts of interest, inside information and other compliance and business issues, WCM prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of WCM. Approval must be obtained through the CODE OFFICER, and may require consideration by the board of WCM. The CODE OFFICER can deny approval for any reason.

     2. This pre-approval requirement does not apply to service as an officer or board member of any parent or subsidiary of WCM, nor does it apply to members of WCM's board who are not employees of WCM, although board members who are not employees are required to inform WCM of all positions held by them on boards or as officers of other companies.

D. EXCESSIVE TRADING OR MARKET TIMING - THIS APPLIES TO ALL PERSONNEL (INCLUDING ALL BOARD MEMBERS)

     Personnel should not engage in excessive trading or market timing activities with respect to any WCM Sub-Advised Fund. When placing trades in any WCM Sub-Advised Fund, whether the trade is placed directly in the Associate's direct personal account, 401(k) account, deferred compensation account, account held with an intermediary or any other account, all personnel must comply with the rules set forth in the Fund's prospectus and SAI regarding the frequency of trades.

Section II

A.   REPORTING  REQUIREMENTS  APPLICABLE  TO ALL ACCESS  PERSONS AND  INVESTMENT
     PERSONS

     The following reporting requirements apply to all ACCESS PERSONs (including all Investment Persons and all members of WCM's Board). One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section, Section III, at the end of this Code.

     YOU MUST FILE THE REPORTS DESCRIBED BELOW, EVEN IF YOU HAVE NO HOLDINGS, TRANSACTIONS OR ACCOUNTS TO LIST IN THE REPORTS.

     1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the CODE OFFICER an Initial Holdings Report on Form A (copies of all reporting forms are available from the CODE OFFICER). Personnel who are ACCESS PERSONS on the date this Code goes into effect must file an Initial Holdings Report on Form A with the CODE OFFICER within 10 days of receipt of the Code.

          Form A requires you to list all COVERED SECURITIES in which you or members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON.

          Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

     2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end each quarter, you must file with the CODE OFFICER a Quarterly Personal Transactions and Brokerage Accounts Report on Form B.

          Form B requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES, in which you or a member of your FAMILY/HOUSEHOLD had BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

     3. ANNUAL HOLDINGS REPORTS. By January 31 of each year, you must file with the CODE OFFICER a Certification of Compliance and Inventory Report on Form C.

          Form C requires you to list all COVERED SECURITIES in which you or a member of your FAMILY/HOUSEHOLD had BENEFICIAL OWNERSHIP as of January 1 of that year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on January 1 of that year.

          Form C also requires you to reaffirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

     4. DUPLICATE CONFIRMATION STATEMENTS. If you or any member of your FAMILY/HOUSEHOLD has a securities account with any broker, dealer or bank, you, or your FAMILY/HOUSEHOLD member must direct that broker, dealer or bank to send, directly to WCM's CODE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

B.   TRANSACTIONAL RESTRICTIONS

     1. RESTRICTIONS APPLICABLE TO ACCESS PERSONS. The following transaction restrictions apply to ALL ACCESS PERSONS (including all INVESTMENT PERSONS), except Members of WCM's Board who are not employees of WCM.

          a.   Preclearance

               You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written preclearance for that transaction from the CODE OFFICER. The written preclearance form is attached to this Code as Form D.

               Once obtained, preclearance is valid only for the day on which it is granted. The CODE OFFICER may revoke a preclearance any time after it is granted and before you execute the transaction. The CODE OFFICER may deny or revoke preclearance for any reason.

          b.   Black-Out Periods

               An ACCESS PERSON should not place an order to enter into a personal transaction during any of the following times:

               (i) When the ACCESS PERSON knows, or has reason to believe, that the Security may in the near future be recommended for action or acted upon by the Company for any client account; or

               (ii) For a period of ten (10) business days after a Security has been recommended for action by the Company for any client account; or

               (iii) When the Access Person knows,  or has reason to believe, that an affiliate is purchasing, selling or actively negotiating with respect to a particular Security or other investment in an issuer of Securities.

          c.   Initial Public Offerings and Private Placements

               Neither you nor any member of your FAMILY/HOUSEHOLD may acquire BENEFICIAL OWNERSHIP in any COVERED SECURITY in a private placement transaction or an initial public offering, except with the specific, advance written approval of the, CODE OFFICER on a case-by-case basis, which the CODE OFFICER may deny for any reason. The CODE OFFICER will make a written record of any decision, and the reasons supporting the decision, to approve any such transaction.

     2.   RESTRICTIONS   APPLICABLE   TO  INVESTMENT   PERSONS.   The  following
          transaction restrictions apply to all INVESTMENT PERSONS, except members of WCM's board who are not employees of WCM.

          a.   Prohibition on Short-Term Trading

               Neither you nor any member of your FAMILY/HOUSEHOLD may realize a profit from any transaction involving the purchase and sale, or sale and purchase, of the same COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 30 calendar days. For purposes of this rule, transactions will be reviewed on a first-in-first-out basis. If any such transactions occur without approval, WCM will require any profits from the transactions to be disgorged for donation by WCM to charity.

          b.   Prohibition on Front-Running

               An INVESTMENT PERSON (including any member of the FAMILY/HOUSEHOLD of such INVESTMENT PERSON) may not purchase or sell a COVERED SECURITY within a period of seven (7) calendar days before or after a client account managed by a WCM INVESTMENT PERSON (of similar a product style) purchases or sells that COVERED SECURITY. Please note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

               (i) If any such transactions occur, WCM will generally require any profits from the transactions to be disgorged for donation by WCM to charity.

               (ii) It  sometimes  happens  that  an  INVESTMENT  PERSON  who is responsible for making investment recommendations or decisions for client accounts (such as a portfolio manager or analyst) determines within the seven calendar days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the INVESTMENT PERSON's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the INVESTMENT PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the INVESTMENT PERSON MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the INVESTMENT PERSON's (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. WCM recognizes that this situation may occur in entire good faith, and may not require disgorgement of profits in such instances if it appears that the INVESTMENT PERSON acted in good faith and in the best interests of WCM's clients.

     3.   EXEMPTIONS.

          a. Preclearance. The preclearance requirements in Section II.B.1(a), do not apply to the following categories of transactions:

               (i) Transactions in Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof;

               (ii) Transactions in derivatives tied to the performance of a broad-based index, and transactions in SPDR's and shares of other UIT's or vehicles the performance of which is designed to track closely the performance of a broad-based index;

               (iii) Transactions in futures and options contracts on
                     interest rate instruments or broad-based indexes, and options on such contracts;

               (iv) Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion;

               (v) Purchases of COVERED SECURITIES pursuant to an automatic dividend reinvestment plan;

               (vi) Transactions in other Securities determined by the CODE OFFICER to present a similarly low potential for impropriety or the appearance of impropriety; and

               (vii) Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

          b. Complete Exemption. The reporting requirements in Section II.A and the prohibitions and restrictions in Section II.B, the shall not apply to:

               (i) Any transaction in an instrument that is not included in the definition of "COVERED SECURITY".

               (ii) Transactions effected for any account which is a Personal Account solely because it is directly or indirectly influenced or controlled by an ACCESS PERSON's immediate family member sharing the same household, so long as neither the ACCESS PERSON nor the family member has any BENEFICIAL OWNERSHIP of Securities in the Account and so long as the ACCESS PERSON agrees in writing not to discuss with the family member any specific investment ideas or transactions arising in the course of the ACCESS PERSON's employment with the Company.

               (iii) Transactions effected for any account over which neither the ACCESS PERSON nor any immediate family member sharing the same household has any direct or indirect influence or control; provided that in the case of an account exempted because it is under the discretionary management of another person (including an interest in an hedge fund or investment partnership or enterprise but not including an interest in a trust that is not revocable by the ACCESS PERSON or an immediate family member sharing the same household), the ACCESS PERSON must enter into a letter agreement with that person at the later of the time the account is opened or the ACCESS PERSON joins the Company, and on an annual basis thereafter, and the ACCESS PERSON must provide an annual inventory of the Securities in such account.

          c. WCM Sub-Advised Funds Exemption. The prohibitions of Section II.B, shall not apply but the reporting requirements in Section II.A.3 shall continue to apply to trades in WCM Sub-Advised Funds.

          d. Large Cap Stock Exemption. The prohibitions of Section II.B.1 (b) and Section II.B.2 (a) shall not apply (but the prohibitions in
               Section II.B.2 (b), Prohibition on Front-Running, to the pre-clearance requirements in Section II.B and the reporting requirements in Section II.A shall continue to apply) to equity Securities with a market capitalization of $3 BILLION or greater at the time of the pre-clearance request.

                                  *          *          *

SECTION III

A.   DEFINITIONS

     These following terms have special meanings in this Code:

     o    ACCESS PERSON
     o    BENEFICIAL OWNERSHIP
     o    CODE OFFICER(S)
     o    COVERED SECURITY
     o    FAMILY/HOUSEHOLD
     o    INVESTMENT PERSON

     The special meanings of these terms as used in this Code are explained below. Some of these terms (such as "BENEFICIAL OWNERSHIP") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "BENEFICIAL OWNERSHIP" has a different meaning in this Code than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

     IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CODE OFFICER. DON'T JUST GUESS AT THE ANSWER.

ACCESS PERSON includes:

     o Every member of WCM's board, even those board members that are not employees of WCM;

     o    Every officer of WCM; and

     o Every employee of WCM (or of any company that directly or indirectly has a 25% or greater interest in WCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a COVERED SECURITY for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales.

BENEFICIAL OWNERSHIP means:

     o Any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of WCM), even if you don't share in the profits. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

     o Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

     o Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

     o Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

     o    Securities in a person's individual retirement account.

     o Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

     o Securities owned by a trust of which the person is either a trustee or a beneficiary.

     o Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CODE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

CODE OFFICER means

     o Karen DiGravio, or when she is not available, Kathleen Hallisey. These individuals are to perform the functions of CODE OFFICER.

     o For purposes of reviewing the CODE OFFICER's own transactions and reports under this Code the functions of the CODE OFFICER are performed by Kathleen Hallisey.

COVERED SECURITY means

     o Anything that is considered a "security" under the Investment Company Act of 1940, except:

          o    Direct obligations of the U.S. Government;

          o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements; and

          o Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds).

     This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

          o    Options on securities, on indexes and on currencies;

          o    Investments in all kinds of limited partnerships;

          o    Investments in foreign unit trusts and foreign mutual funds; and

          o    Investments  in  private   investment  funds,   hedge  funds  and
               investment clubs.

FAMILY/HOUSEHOLD members include:

     o Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support);

     o    Your children under the age of 18;

     o Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support); and

     o Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

     There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding WCM's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

INVESTMENT PERSON means:

     o Any employee of WCM (or of any company that directly or indirectly has a 25% or greater interest in WCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales; and any natural person who directly or indirectly has a 25% or greater interest in WCM and obtains information concerning recommendations made to any client of WCM regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the client.


                              *          *          *

FORM A
------

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

                             INITIAL HOLDINGS REPORT

                    FOR THE MONTH ENDING ___________, 20_____

Underlined terms have the meaning assigned to them in Westfield Capital Management Co., LLC Code dated June 22, 2004.

To CODE OFFICER(s): Karen DiGravio and/or Kathleen Hallisey:

As an ACCESS PERSON, I am disclosing all COVERED SECURITIES in which I (or members of my FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. I also list all brokers, dealers and banks where I maintain an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of me or a member of my FAMILY/HOUSEHOLD on the date I became an ACCESS PERSON.

Check Box 1 or 2, and box 3, as applicable.

1. [ ] I certify that I have no COVERED SECURITIES holdings that require the specified reporting for the year ending __________, 20____.

2. [ ] I certify that the attached list details all COVERED SECURITIES in which I or members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. I also certify that all brokers, dealers and banks where I maintain an account with any securities for the direct or indirect benefit for me or a member of my FAMILY/HOUSEHOLD is listed as well.

3. [ ] I certify that I have read and understand this Code and that it applies to me and to members of my FAMILY/HOUSEHOLD and that I am an ACCESS PERSON and if applicable, an INVESTMENT PERSON as defined by the Code.

                                                     -------------------------
                                                     Signature


                                                     -------------------------
                                                     Print Name


                                                     Dated: ___________________

Acknowledged:


------------------------------
CODE OFFICER

FORM B
------

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS

--------------------------------------------------------------------------------
                         QUARTERLY PERSONAL TRANSACTIONS
                           & BROKERAGE ACCOUNT REPORT
--------------------------------------------------------------------------------


Name of Officer, Director, or Employee: ______________________________________
Quarter End:  ________________________

Instructions: PLEASE DATE AND SIGN YOUR NAME AT THE END OF THE REPORT


-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------
                                                                                                               PRICE PER
TRADE DATE     BUY/SELL TICKER      ISSUE NAME            ACCOUNT NUMBER  NAME OF BROKER/DEALER    SHARES      SHARE
-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------
-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------

-------------- -------- ----------- --------------------- --------------- ------------------------ ----------- -----------


PLEASE CHOOSE ONE OF THE FOLLOWING BELOW:

[ ] I certify that the above referenced trade details and/or new or closed brokerage accounts are the only transactions that took place in my personal brokerage account(s) applicable under WCM's Code.

[ ] I certify that the attached confirm and/or brokerage statements reflect the only transactions that took place in my personal brokerage accounts applicable under WCM's Code. See statements and/or confirms.

[ ]  I   certify   that I do not  have  any  securities  or  brokerage  accounts applicable under WCM's Code.

                                           DATE: _______________________________

                                      SIGNATURE: _______________________________

FORM C
------

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS

--------------------------------------------------------------------------------
                       ANNUAL CERTIFICATION OF COMPLIANCE
                               & INVENTORY REPORT
--------------------------------------------------------------------------------


Underlined terms have the meaning assigned to them in Westfield Capital Management Company, LLC's Code, as amended from time to time.

As an INVESTMENT PERSON or ACCESS PERSON, I certify that I have read and understand the Code. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all COVERED SECURITIES holdings and/or transactions required to be reported by the Code as of January 1 of the current year by attaching a list as requested in Section II of the Code under the Annual Holding Reports Section.

                                             Signature: ________________________

                                             Print name: _______________________

                                             Dated: ____________________________

FORM D
------

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS

--------------------------------------------------------------------------------
                           PRECLEARANCE OF SECURITIES
                                TRANSACTION FORM
--------------------------------------------------------------------------------

     PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR THE DATE SET FORTH
                          UNDER THE AUTHORIZATION BLOCK

     (1) Name of employee requesting authorization:  ___________________________

     (2) If different from #1, name of the account
         where the trade will occur:                 ___________________________

     (3) Relationship of (2) to (1):                 ___________________________

     (4) Name of WCM at which the account is held:   ___________________________

     (5) Name of Security:                           ___________________________

     (6) Maximum number of shares or units to be
         purchased or sold or amount of bond:        ___________________________

     (7) Check those that are applicable:

         __Purchase  __Sale  __Market Order  __Limit Order
                                               (Price of Limit Order:____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                       COLUMN I       COLUMN II

     (8)  Do   you   possess   material  nonpublic
          information regarding  the  security  or
          the issuer of the security?(1)               _____  Yes     _____  No

     (9)  To your  knowledge,  are the  securities
          or    "equivalent     securities" (i.e.,
          securities issued   by   the same entity
          as  the  issuer  of  a security, and all
          related  derivative instruments, such as
          options  and  warrants)   held   by  any
          investment companies or  other  accounts
          managed  by Westfield Capital Management
          Company, LLC (the "Company")                 _____  Yes     _____  No

     (10) To    your   knowledge,  are   there any
          outstanding purchase or sell  orders for
          this    security    or   any  equivalent
          security    by   or  on  behalf  of  any
          Company    client,   including   but not
          limited   to   any   investment  company
          managed by the Company?                      _____ Yes      _____  No


---------------
(1) Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security. Please consult with the CODE OFFICER (as defined in the Company's Code) if you are unsure whether certain information constitutes material nonpublic information.

     (11) To your  knowledge,  are the  securities
          or   equivalent    securities      being
          considered   for  purchase or sale by or
          on  behalf  of  one  or  more investment
          companies  or  other accounts managed by
          the Company?                                 _____  Yes     _____  No

     (12) Are  the  securities  being  acquired in
          an initial public  offering?(2)              _____ Yes      _____ No


     (13) Are  the  securities being acquired in a
          private  placement?(3)                       _____ Yes      _____ No


     (14) If you are a Portfolio Manager(4), has any
          account  you  manage purchased  or  sold
          these    securities     or    equivalent
          securities   within   the   past   seven
          calendar  days or do you expect any such
          account   to   purchase   or  sell these
          securities   or   equivalent  securities
          within   seven  calendar days after your
          proposed purchase or sale?(5)                _____  Yes     _____  No

I have read Westfield Capital Management Company, LLC's Code and Policy and Procedures Designed to Detect and Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully complies with the requirements of each. I acknowledge that the authorization granted pursuant to this form is valid only on the date on which the authorization is granted (as set forth immediately below, the "Authorized by" signature block).



--------------------------------                  ------------------------------
Print Name                                        Employee Signature


                                                  ------------------------------
                                                  Date Submitted

Authorized by: _____________________

Date: ______________________________


---------------
(2) Please note that Persons (as defined in the Company's Code) are not permitted to acquire securities in an initial public offering for their own or related accounts absent prior written approval from the CODE OFFICER (as defined in the Company's Code) on a case-by-case basis.

(3) Please note that ACCESS PERSONS (as defined in the Company's Code) are not permitted to acquire securities in a private placement for their own or related accounts absent prior written approval from the CODE OFFICER (as defined in the Company's Code) on a case-by-case basis.

(4) Please see your Code Officer if you are not sure whether or not you are a Portfolio Manager.

(5) Please note that, if you determine within the seven calendar days after you or a member of your family has purchased or sold these securities-that it would be desirable for a client account you manage to purchase or sell these securities (or equivalent securities), you MUST put the client's interests first, and promptly make the investment recommendation or decision in the client's interest, rather than delaying the recommendation or decision for client until after the seventh day following your purchase or sale. The Company will not impose any disciplinary actions in such instances if it appears that you acted in good faith and in the best interests of the client.

                                                                               9